EXHIBIT 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form S-1 Amendment No. 3 of MIB
Digital, Inc., of our report dated November 10, 2009 on our audit of the financial statements of MIB Digital, Inc. as of October 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on September 23, 2009 through October 31, 2009, and the reference to us under the caption "Experts."


/S/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
February 15, 2010


             Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
               50 S. JONES BLVD, STE 202, LAS VEGAS, NEVADA 89107
                       (888) 727-8251 Fax: (888) 782-2351
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